UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2018

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

The Board of Directors of Constellation Brands, Inc. (the “Company”) has been informed that, on January 18, 2018, nine family limited partnerships owned and controlled by the Sands family (the “Sands family partnerships”) formed Astra Legacy LLC, a Delaware limited liability company (“Astra Legacy”), and appointed Astra Legacy voting manager for the shares of common stock of the Company held by the Sands family partnerships. In the aggregate, the Sands family partnerships hold 5,750,250 shares of Class A common stock and 22,746,942 shares of Class B common stock (the “Shares”), representing 57.6% of the combined voting power of the outstanding Class A common stock and Class B common stock when voting together as a single class. While the Sands family partnerships will continue to hold the Shares, in connection with the Sands family’s estate planning, Astra Legacy, through its board of managers consisting of members of the Sands family, will have the authority as voting manager to determine how to vote the Shares for each partnership.

The Sands family partnerships are A&Z 2015 Business Holdings LP, RCT 2015 Business Holdings LP, RSS 2015 Business Holdings LP, SSR Business Holdings LP, RSS Business Holdings LP, MAS Business Holdings LP, RHT 2015 Business Holdings LP, SER Business Holdings LP and RES Business Holdings LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	January 19, 2018	CONSTELLATION BRANDS, INC.

		By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer